Exhibit 99.1

    RADIATION THERAPY SERVICES REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

                  - Company Increases Full Year 2006 Guidance -

    Second Quarter 2006 Highlights:

     - Total revenue increased 33.4% to $72.6 million from second quarter 2005

     - Same practice total revenue increased 20.2% from second quarter 2005

     - Same practice treatments per day and revenue per treatment at freestanding centers increased 2.4% and 21.9%, respectively, from second quarter 2005

     - Net income increased to $8.8 million from net income of $7.5 million in the second quarter of 2005. Excluding the net effect of a $0.4 million gain in the second quarter of 2005, second quarter 2006 net income increased 24.6%.

    FORT MYERS, Fla., Aug. 2 /PRNewswire-FirstCall/ -- Radiation Therapy Services, Inc. (Nasdaq: RTSX), a provider of radiation therapy services to cancer patients, today announced financial results for the second quarter ended June 30, 2006.

    Total revenue for the second quarter was $72.6 million, an increase of 33.4% from $54.4 million in the same quarter of 2005, with 43.8% of the increase provided by new practices, or practices operated by Radiation Therapy for less than twelve months. Net patient service revenue, or revenue generated from services where the Company bills patients directly, principally at freestanding treatment centers, was $69.7 million. Other revenue, or revenue generated principally from services where Radiation Therapy bills a hospital for services provided, was $3.0 million. Same practice total revenue increased by 20.2% as compared to the second quarter of 2005.

    Net income for the second quarter 2006 increased to $8.8 million, or $0.37 per diluted share, from second quarter 2005 net income of $7.5 million, or $0.32 per diluted share. Excluding the net effect of a gain from the sale of the Company's 49% interest in its Berlin, Maryland operation for $0.6 million and expenses incurred by the Company of $0.2 million associated with the transition of a center within its Westchester/Bronx regional network to a hospital during the second quarter of 2005, net income for the second quarter of 2005 was $7.1 million. On this adjusted basis, second quarter 2006 net income increased by 24.6% year-over-year.

    Revenue per treatment on a same practice basis at the Company's freestanding centers grew 21.9%, reflecting increased utilization of advanced technologies over the same period 2005. For the second quarter 2006, the Company reported an average of 1,440 total treatments per day at its 58 freestanding centers, a 12.9% increase from the same period in 2005. Same practice treatments per day grew 2.4% over the second quarter 2005.

    Total revenue for the six months ended June 30, 2006 was $146.6 million, an increase of 37.2% from $106.9 million in the same period of 2005. Net patient service revenue, or revenue generated from services where the Company bills patients directly, principally at freestanding treatment centers, was $140.9 million. Other revenue, or revenue generated principally from services where Radiation Therapy bills a hospital for services provided, was $5.7 million.

    Net income for the six months ended June 30, 2006 was $17.7 million, or $0.75 per diluted share, an increase of 28.4% from $0.59 per diluted share for the same period of 2005.

    In May 2006, the Company acquired a single radiation therapy treatment center in Santa Monica, California. This acquisition marked the Company's entry into the Los Angeles local market.

    In August 2006, the Company acquired a single radiation therapy treatment center in Bel Air, Maryland for approximately $6.6 million. The facility currently offers an Intensity Modulated Radiation Therapy (IMRT) program and can be readily upgraded to include Image Guided Radiation Therapy (IGRT). The Company plans to combine the newly acquired practice with its existing practice in Belcamp, MD, which does not have an IMRT program.

    Dr. Daniel Dosoretz, President and Chief Executive Officer, said, "Our performance in the second quarter was primarily driven by strong organic growth as we continued to employ advanced technologies in our treatment centers. We completed technology program upgrades in our West Virginia, Holyoke, Massachusetts and Las Vegas centers, all of which were acquired in the second quarter of 2005. Second quarter IGRT utilization across our facilities was over 10% and we remain on track to reach our stated guidance of 20% utilization by the fourth quarter of 2006. We also made progress on our acquisition strategy during the quarter with our acquisition of the Santa Monica facility in May 2006. This transaction also added a healthcare economic policy expert in Dr. Steinberg while providing an entrance into the Los Angeles local market."

    Radiation Therapy generated $21.6 million in net cash from operations for the six months ended June 30, 2006, compared to $17.8 million in the same period of 2005. Total capital expenditures, including capital lease obligations, for the six months ended 2006 were $18.2 million, compared to $13.4 million for the six months ended 2005. The Company's days sales outstanding for the second quarter 2006 were 63 days, compared to 50 days for the second quarter 2005.

    Guidance

    Including announced acquisition activity, the Company is increasing guidance for the full year 2006. The Company expects revenues to be in the range of $284 million to $289 million, with diluted earnings per share in the range of $1.32 to $1.34. For the third quarter of 2006, the Company expects revenues to be in the range of $66 million to $68 million, with diluted earnings per share in the range of $0.22 per share and $0.23 per share.

    The projections and guidance set forth above are estimates only and actual performance could differ.

    Conference Call

    Management will host a conference call tomorrow at 10:00 a.m. EDT to discuss financial results, guidance and other developments and business plans. A live Web cast of the conference call will be available online on the Company's corporate Web site at www.rtsx.com. The dial-in numbers are (877) 407-0784 for domestic callers, and (201) 689-8560 for international. After the live Web cast, the call will remain available on Radiation Therapy's Web site until September 1, 2006. In addition, a telephonic replay of the call will be available until August 17, 2006. The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers. Please use account number 3055 and conference ID number 207794.

    About Radiation Therapy Services

    Radiation Therapy Services, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company's 70 treatment centers are clustered into 23 local markets in 14 states, including Alabama, Arizona, California, Delaware, Florida, Kentucky, Maryland, Massachusetts, Nevada, New Jersey, New York, North Carolina, Rhode Island and West Virginia. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site www.rtsx.com. RTSXG

    This release may contain forward-looking statements about the Company's future plans, expectations and objectives. Words such as "may," "will," "expect," "intend," "anticipate," "plan," "believe," "seek," "could" and "estimate" and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to those risk factors described in the "Risk Factors" section and other information in the Company's most recently filed quarterly report on Form 10-Q and annual report on Form 10-K, as well as the Company's other filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. Readers of this release are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.

    Contacts:
    Dave Koeninger
    Chief Financial Officer
    Radiation Therapy Services, Inc.
    239-931-7282
    dkoeninger@rtsx.com

    Investors:
    Carol Ruth/Nick Laudico
    The Ruth Group
    646-536-7004/7030
    cruth@theruthgroup.com
    nlaudico@theruthgroup.com

    Media:
    Jason Rando
    The Ruth Group
    646-536-7025
    jrando@theruthgroup.com

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                    (in thousands, except per share amounts)
                                   (unaudited)

                                            Three Months Ended            Six Months Ended
                                                 June 30,                      June 30,
                                       ---------------------------   ---------------------------
                                           2006           2005           2006           2005
                                       ------------   ------------   ------------   ------------
Net patient service revenue            $     69,666   $     51,174   $    140,883   $    101,278
Other revenue                                 2,965          3,269          5,690          5,585
Total revenues                               72,631         54,443        146,573        106,863

Salaries and benefits                        35,438         26,900         71,381         52,567
Medical supplies                              1,712          1,427          3,898          2,886
Facility rent expense                         2,239          2,043          4,493          3,585
Other operating expenses                      2,599          2,340          5,611          4,422
General and administrative expenses           7,581          4,539         14,793         10,418
Depreciation and amortization                 4,020          2,664          7,729          4,768
Provision for doubtful accounts               2,805          1,611          5,327          3,162
Interest expense, net                         2,277          1,129          4,442          2,051
Impairment loss                                   -              -              -          1,226
Total expenses                               58,671         42,653        117,674         85,085

Income before minority interests             13,960         11,790         28,899         21,778
Minority interests in net losses
 (earnings) of consolidated entities            403            555           (112)           716

Income before income taxes                   14,363         12,345         28,787         22,494

Income tax expense                            5,515          4,856         11,083          8,705

Net income                                    8,848          7,489         17,704         13,789

Other comprehensive income:
Unrealized gain (loss) on derivative
 interest rate swap agreement,
 net of tax                                     124            (27)           237            (36)
Comprehensive income                   $      8,972   $      7,462   $     17,941   $     13,753

Net income per common share
 outstanding - basic                   $       0.38   $       0.33   $       0.77   $       0.61
Net income per common share
 outstanding - diluted                 $       0.37   $       0.32   $       0.75   $       0.59

Weighted average shares outstanding:
  Basic                                      23,165         22,718         23,063         22,660
  Diluted                                    23,799         23,630         23,736         23,550

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                               June 30,     December 31,
                                                                 2006           2005
                                                             ------------   ------------
                                                             (unaudited)         (a)
                                ASSETS
Current assets:
     Cash and cash equivalents                               $     14,237   $      8,980
     Marketable securities, at market                                   -          5,450
     Accounts receivable, net                                      46,822         40,301
     Income taxes receivable                                        2,481          2,560
     Prepaid expenses                                               3,933          3,153
     Current portion of lease receivable                              560            647
     Inventories                                                    1,518          1,280
     Deferred income taxes                                          3,127          2,144
     Other                                                          1,071          1,200
Total current assets                                               73,749         65,715

Lease receivable, less current portion                                318            581
Equity investments in joint ventures                                  839            803
Property and equipment, net                                       123,050        113,397
Goodwill                                                           77,823         66,537
Intangible assets, net                                              7,532          6,774
Other assets                                                       12,735          9,538
Total assets                                                 $    296,046   $    263,345

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                        $      5,874   $      5,676
     Accrued expenses                                              13,822         11,434
     Current portion of long-term debt                              8,210          6,506
Total current liabilities                                          27,906         23,616
Long-term debt, less current portion                              120,235        116,957
Other long-term liabilities                                         2,342          2,284
Deferred income taxes                                              20,364         18,489
Minority interest in consolidated entities                          6,636          6,616
Total liabilities                                                 177,483        167,962
Shareholders' equity
     Preferred stock, $0.0001 par value,
      10,000 shares authorized,
      none issued or outstanding                                        -              -
     Common stock, $0.0001 par value,
      75,000 shares authorized, 23,182
      and 22,831 shares issued and
      outstanding at June 30, 2006 and
      December 31, 2005, respectively                                   2              2
     Additional paid-in capital                                    77,680         72,730
     Unearned compensation on nonvested stock                           -           (241)
     Retained earnings                                             41,064         23,360
     Note receivable from shareholder                                (434)          (481)
     Accumulated other comprehensive
      income, net of tax                                              251             13
Total shareholders' equity                                        118,563         95,383
Total liabilities and shareholders' equity                   $    296,046   $    263,345

(a) Derived from audited financial statements

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                 Six months ended
                                                                     June 30,
                                                             -----------------------
                                                                2006         2005
                                                             ----------   ----------
Cash flows from operating activities
Net Income                                                   $   17,704   $   13,789
Adjustments to reconcile net income to
 net cash provided by operating activities:
  Depreciation                                                    6,911        4,534
  Amortization                                                      818          234
  Deferred rent expense                                             163           85
  Deferred income tax provision                                     735         (357)
  Stock based compensation                                           34           85
  Tax benefit from stock option exercise                         (1,339)           -
  Impairment loss                                                     -        1,226
  Provision for doubtful accounts                                 5,327        3,162
  Loss on the sale of property and equipment                         39           75
  Gain on sale of equity interest in joint venture                    -         (982)
  Minority Interests in net earnings
   (losses) of consolidated entities                                112         (716)
  Write off of loan costs                                             -          579
  Equity interest in (net income) loss
   of joint ventures                                                (22)         374
  Changes in operating assets and liabilities:
    Accounts receivable, gross                                  (11,848)      (7,657)
    Income taxes receivable                                       1,418         (355)
    Inventories                                                    (238)        (189)
    Prepaid expenses                                               (756)           7
    Accounts payable                                                198        1,480
    Accrued expenses                                              2,375        2,420

Net cash provided by operating activities                        21,631       17,794

Cash flows from investing activities
Purchase of property and equipment                              (10,369)      (9,017)
Acquisition of radiation centers                                (12,907)     (42,756)
Proceeds from the sale of property and equipment                      4           21
Proceeds from the sale of equity
 interest in joint venture                                            -        1,814
Sales (purchases) of marketable securities, net                   5,450       (3,500)
Repayments from employees                                            11          258
Contribution of capital to joint
 venture entities                                                   (14)           -
Distribution received from joint venture                              -          235
Change in lease receivable                                          350          319
Change in other assets                                             (253)         384

Net cash used in investing activities                           (17,728)     (52,242)

Cash flows from financing activities
Proceeds from issuance of debt                                    1,800       42,000
Principal repayments of debt                                     (5,498)      (3,236)
Proceeds from exercise of stock options                           3,818        1,314
Tax benefit from stock option exercise                            1,339            -
Payments of notes receivable from shareholders                       47        1,011
Minority interest in partnership distribution                       (92)           -
Payments of loan costs                                              (60)        (586)

Net cash provided by financing activities                         1,354       40,503

Net increase in cash and cash equivalents                         5,257        6,055
Cash and cash equivalents, at beginning of period                 8,980        5,019

Cash and cash equivalents, at end of period                  $   14,237   $   11,074

Supplemental disclosure of non-cash transactions
Recorded capital lease obligations
 related to the acquisition of equipment                     $    7,863   $    4,350

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
                            KEY OPERATING STATISTICS
                                   (unaudited)

                                       Three Months Ended                Six Months Ended
                                            June 30,      %                  June 30,      %
                                 ------------------------------   ------------------------------
                                   2006       2005      Change      2006       2005      Change
                                 --------   --------   --------   --------   --------   --------
Number of treatment days               64         64                   128        128

Total treatments -
 freestanding centers              92,129     81,576       12.9%   187,525    158,287       18.5%

Treatments per day -
 freestanding centers               1,440      1,275       12.9%     1,465      1,237       18.5%

Percentage change in
 revenue per treatment -
 freestanding centers -
 same practice basis                 21.9%       9.2%                 18.6%      10.1%

Percentage change in
 treatments per day -
 freestanding centers
 - same practice basis                2.4%       0.7%                 4.3%       1.1%

Local markets at period end            23         21        9.5%

Treatment centers -
 freestanding                          58         54        7.4%
Treatment centers - hospital           12         12          -
                                       70         66        6.1%

Days sales outstanding
 for the quarter                       63         50

Percentage change in
 total revenues - same
 practice basis                      20.2%      13.4%                 20.0%      15.0%

Net patient service
 revenue - professional
 services only                   $  6,006   $  4,021              $ 12,748   $  7,576

SOURCE  Radiation Therapy Services, Inc.
    -0-                             08/02/2006
    /CONTACT: Dave Koeninger, Chief Financial Officer of Radiation Therapy Services, Inc., +1-239-931-7282, dkoeninger@rtsx.com; or Investors, Carol Ruth, +1-646-536-7004, cruth@theruthgroup.com, or Nick Laudico,
+1-646-536-7030, nlaudico@theruthgroup.com; or Media, Jason Rando, +1-646-536-7025, jrando@theruthgroup.com, all of The Ruth Group, for Radiation Therapy Services, Inc./
    /Web site:  http://www.rtsx.com